Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below shall have the same meaning as terms defined and included elsewhere in the proxy statement/prospectus.

Introduction

The unaudited pro forma condensed combined financial information is prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined financial information presents the pro forma effects of the Business Combination.

The Business Combination between Energem and Graphjet pursuant to which (i) Energem will acquire all of the issued and outstanding Graphjet Pre-Transaction Shares from the Selling Shareholders and Graphjet will become a wholly-owned subsidiary of Energem, (ii) Energem will change its name to Graphjet Technology and (iii) each Selling Shareholder shall receive a number of Energem Class A Ordinary Shares subject to the Consideration Shares formula, which is the number of Energem Class A Ordinary Shares equal to the aggregate Consideration Shares divided by the number of Graphjet Pre-Transaction Shares outstanding immediately prior to the Closing, multiplied by the number of Graphjet Pre-Transaction Shares held by such Selling Shareholder.

Energem and Graphjet have different fiscal years. Energem’s fiscal year ends on December 31, whereas Graphjet’s fiscal year ends on September 30. The unaudited pro forma condensed combined balance sheet as of September 30, 2023 combines the historical balance sheet of Energem and the historical balance sheet of Graphjet as of September 30, 2023, on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on September 30, 2023.

The unaudited pro forma condensed combined statement of operations for the year ended September 30, 2023, combines the historical statements of operations of Energem and Graphjet for such period on a pro forma basis as if the Business Combination and related transactions had been consummated on January 1, 2022, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial statements have been developed from and should be read in conjunction with:

●	the accompanying notes to the unaudited pro forma condensed combined financial statements;

●	the historical unaudited financial statements of Energem as of and for the period twelve months ended September 30, 2023, and the related notes thereto, included elsewhere in this proxy statement/prospectus;

●	the historical audited financial statements of Graphjet as of and for the year ended September 30, 2023, and the related notes thereto, included elsewhere in this proxy statement/prospectus; and

●	the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Energem” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Graphjet,” and other financial information relating to Energem and Graphjet included elsewhere or incorporated by reference in this proxy statement/prospectus, including the Merger Agreement.

Because Graphjet’s fiscal year end is September 30 and Energem’s fiscal year end is December 31, in order for the comparative information as of and for the year ended September 30, 2023 to be comparable, Energem’s information was adjusted and determined based on information as of and for the year ended September 30, 2023.

Energem financial information for the year ended September 30, 2023 was determined by taking the three months ended December 31, 2022 and adding the nine months ended September 30, 2023.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and does not necessarily reflect what the Combined Entity’s financial condition or results of operations would have been had the Business Combination occurred on the dates indicated.

Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the Combined Entity. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited transaction accounting adjustments represent management’s estimates based on information available as of the date of this unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The Combined Entity believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the transaction accounting adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

Description of the Business Combination

On August 1, 2022, Energem, Graphjet and the Parties entered into the Share Purchase Agreement, which contains customary representations and warranties, covenants, closing conditions, termination provisions and other terms relating to the acquisition of all of the issued and outstanding Graphjet Pre-Transaction Shares and the other Transactions contemplated thereby.

In accordance with the Share Purchase Agreement, Energem will acquire all of the issued and outstanding Graphjet Pre-Transaction Shares owned by the Selling Shareholders pursuant to the Share Purchase Agreement and the Selling Shareholders will receive the Consideration Shares in accordance with the formula set forth in the Share Purchase Agreement.

Concurrent with the Closing of the Business Combination, Graphjet will become a wholly-owned subsidiary of Energem Corp. and Energem will be renamed Graphjet Technology and trade on Nasdaq under the tickers “GTI” and “GTIW.” Upon consummation of the Business Combination, Energem Shareholders and Graphjet will become Graphjet Shareholders. The Share Purchase Agreement contains customary representations, warranties and covenants by the parties thereto and the Closing is subject to certain conditions as further described in the Share Purchase Agreement.

Pursuant to the existing Energem Charter, public stockholders are being offered the opportunity to redeem, upon the Closing, Energem Ordinary Shares then held by them for cash equal to their pro rata share of the aggregate amount on deposit in the Trust Account (as of two business days prior to the Closing). The unaudited pro forma condensed combined information contained herein assumes that Energem stockholders approve the Business Combination. Energem’ public stockholders may elect to redeem their ordinary share for cash even if they approve the Business Combination. Energem cannot predict how many of its stockholders will exercise their right to have their shares redeemed for cash. At the Closing of the Business Combination, the Combined Entity expects to have approximately $13.9 million cash proceeds from the Trust Account, assuming there are no further redemptions.

The aggregate transaction expenses of approximately $5,100,000, including the deferred underwriting commission payable in cash of $2,000,000 will be paid at the Closing. The balance of the deferred underwriting commission is to be paid in equity for a total of 202,500 Combined Entity Ordinary Shares at $10/share at the Closing pursuant to the Satisfaction and Discharge of Indebtedness Agreement (the “Satisfaction Agreement”) effective as of December 21, 2023 (and attached hereto as Exhibit 10.29), by and between Energem, Graphjet and EF Hutton, on behalf of the underwriters. Pursuant to the Satisfaction Agreement, no later than 30 days from the Closing of the Business Combination, the Combined Entity shall register under the Securities Act all of 202,500 Ordinary Shares. If the aggregate VWAP value of the 202,500 Ordinary Shares that EF Hutton, as of the effectiveness date of that registration statement, is lower than $2,025,000 (the “Original Aggregate Share Value”), with the difference between the VWAP value on any given date and the Original Aggregate Share Value (the “Difference in Amount”), then the Combined Entity shall compensate EF Hutton either in cash or by issuing additional Ordinary Shares at a new value of Ordinary Shares (the “New Share Price”) in an amount equal to the Difference in Amount on the effectiveness date of the registration statement. If the Combined Entity decides to compensate EF Hutton for the Difference in Amount in issuing additional Ordinary Shares, then the New Share Price shall equal an amount that is the lowest of the VWAP for a period of five (5) trading days immediately prior to the effectiveness date of that registration statement, as discussed in greater detail elsewhere in this proxy statement/prospectus.

In addition, prior to the Closing of the Business Combination, Energem intends to issue 4,530 Graphjet Pre-Transaction Shares to the PIPE Investor in connection with the PIPE Investment which will generate $2,500,000 for closing costs and to implement the Combined Company’s business plan. This will result in a pro forma cash of approximately $16,400,000 at Closing, assuming no additional redemptions in the trust account and the addition of the $2,500,000 PIPE Investment. If there is substantially less in the Trust Account than anticipated at the Closing of the Business Combination, then the Combined Entity expects to issue and sell Combined Entity Ordinary shares in additional PIPE proceeds, in the future as needed.

For illustrative purposes, the unaudited pro forma condensed combined financial information has been prepared assuming three alternative levels of additional redemptions of Energem ordinary share:

● Assuming Minimum Additional Redemptions (“Minimum Redemption”) - This scenario assumes that no additional Energem Ordinary Shares are redeemed; and

● Assuming 50% Redemptions (“50% Redemption”) - This scenario assumes the redemption of 608,466 Energem Ordinary Shares at approximately $11.19 per share, for aggregate payment of $6,806,573 from the Trust Account; and

● Assuming Maximum Redemptions (“Maximum Redemption”) - This scenario assumes the further 50% redemption of the remaining 608,466 Energem Ordinary Share at approximately $11.19 per share, for aggregate payment of approximately $6,806,573 from the Trust Account.

The public stockholder redemptions are expected to be within the parameters described by the above three scenarios. However, there can be no assurance regarding which scenario will be closest to the actual results. The maximum redemption amount reflects the maximum number of the Energem’s Public Shares that can be redeemed with the assumption that Energem’s M&A is amended such that Energem will not be required to maintain a minimum net tangible asset value of at least $5,000,001 prior to or upon consummation of the Business Combination after giving effect to the payments to redeeming shareholders. Should the NTA Proposal not be approved, Energem would not be permitted to proceed with the Business Combination in the event of a maximum redemption. If the NTA proposal is not approved, we have identified a scenario depicting the maximum number of Energem Class A shares that may be redeemed to maintain a sufficient amount of net tangible assets after redemption and the $2,500,000 PIPE Investment for the business combination to proceed which is 220,071 and dollar amount at $11.36, which scenario utilized in its calculation Energem and Graphjet’s assets and liabilities. There is no minimum cash condition required to close the transaction under the terms of the Share Purchase Agreement. Thus, assuming the NTA proposal is approved, Energem expects the Business Combination to be consummated.

By assessing under ASC 805-10-55-12, Graphjet Shareholders will own 94.75%, 95.15% and 95.55% of the Combined Entity after minimum, 50% redemption and maximum redemption scenario respectively. There are no unusual or special voting arrangements. Therefore, the Business Combination between Energem and Graphjet under the minimum, 50% and maximum redemption scenarios is expected to be accounted for as a reverse recapitalization with Graphjet as the accounting acquirer.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2023

(in thousands, except shares and per share amounts)

			Pro Forma		Pro Forma	Pro Forma		Pro Forma	Pro Forma		Pro Forma
			Adjustments		Combined	Adjustments		Combined	Adjustments		Combined
			Assuming		Assuming	Assuming		Assuming	Assuming		Assuming
	Graphjet	Energem	Minimum		Minimum	50%		50%	Maximum		Maximum
	(Historical)	(Historical)	Redemption		Redemption	Redemption		Redemption	Redemption		Redemption
ASSETS									`
Current assets:
Cash and cash equivalents	$1	$87	$13,613	A	$13,801	(6,806)	G	6,995	(6,807)	H	188
			(2,000)	B
			(400)	I
			2,500	K
Prepaid expenses and other current assets	155	67	-		222	-		222	-		222
Advanced to a related party	98	-	-		98	-		98	-		98
Deposits	128	-	-		128	-		128	-		128
Other current asset	54	-	-		54	-		54	-		54
Total current assets	436	154	13,713		14,303	(6,806)		7,497	(6,807)		690

Non-current assets:
Office equipment	2	-	-		2	-		2	-		2
Intangible assets, net	5,826	-	-		-	-		5,826	-		5,826
Software, net	-	-	-		-	-		-	-		-
Cash and marketable securities held in Trust Account	-	13,613	(13,613)	A	-	-		-	-		-
Total non-current assets	5,828	13,613	(13,613)		5,828	-		5,828	-		5,828
TOTAL ASSETS	6,264	13,767	100		20,131	(6,806)		13,325	(6,807)		6,518

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY (DEFICIT)
Debt	510	-	-		510	-		510	-		510
Accounts payable and accrued expenses	349	631	-		980	-		980	-		980
Other payables	-	230	-		230	-		230	-		230
Promissory Note - related party	-	89	-		89	-		89	-		89
Working Capital Loan	-	335	-		335	-		335	-		335
Extension Loan	-	877	-		877	-		877	-		877
Payables to director	-	-	-		-	-		-	-		-
Payables to related company	-	-	-		-	-		-	-		-
Total current liabilities	859	2,162	-		3,021	-		3,021	-		3,021

Non-current liabilities:
Payable to a director	2,232	-	-		2,232	-		2,232	-		2,232
Payable to a stockholder for intellectual property	5,756	-	-		5,756	-		5,756	-		5,756
Deferred underwriting fee payable	-	4,025	(4,025)	B	-	-		-	-		-
Total non-current liabilities	7,988	4,025	(4,025)		7,988	-		7,988			7,988
Total liabilities	8,847	6,187	(4,025)		11,009	-		11,009	-		11,009

COMMITMENTS AND CONTINGENCIES

Temporary equity:
Class A and Class B ordinary share subject to possible redemption	-	13,613	(13,613)	C	-			-			-
											-
Stockholders’ equity (deficit):											-
Common stock	601	-	-		601	-		601	-		601
	-
Ordinary share	-	-	14	D	14	-	G	14	-	H	14
	-	-	-	C	-	-		-	-		-
			-	K
Class A ordinary share	-	-	-	E	-	-		-	-		-
	-	-			-	-		-	-		-
Class B ordinary share	-	-	-	E	-	-		-	-		-
Additional paid-in capital	-	-	13,613	C	11,691	(6,806)	G	4,885	(6,807)	H	(1,922)
	-	-	(14)	D	-	-		-	-		-
	-	-	(6,033)	F	-	-		-	-		-
	-	-	(400)	I	-	-		-	-		-
	-	-	2,025	B	-	-		-	-		-
	-	-	2,500	K	-	-		-	-		-

Accumulated deficit	(3,256)	(6,033)	6,033	F	(3,256)	-		(3,256)	-		(3,256)
Accumulated other comprehensive income	72	-	-		72	-		72	-		72
Total shareholders’ equity (deficit)	(2,583)	(6,033)	17,738		9,122	(6,806)		2,316	(6,807)		(4,491)
TOTAL LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ DEFICIT	6,264	13,767	100		20,131	(6,806)		13,325	(6,807)		6,518

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED SEPTEMBER 30 2023

(in thousands, except share and per share data)

			Pro Forma		Pro Forma
			Adjustments		Combined
			Assuming		Assuming
			Minimum, 50% and		Minimum, 50% and
	Graphjet	Energem	Maximum		Maximum
	(Historical)	(Historical)	Redemption		Redemption
Revenues	$-	$-	$-		$-
Cost of revenue	-	-	-		-
Gross profit	-	-	-		-

Operating costs and expenses:
General and administrative expenses	2,316	1,157	400	AA	3,873
Total operating costs and expenses	2,316	1,157	400		3,873
Loss from operations	(2,316)	(1,157)	(400)		(3,873)

Other income (expense):
Interest expense	(24)	-	-		(24)
Other income (expense)	-	-	-		-
Interest earned on marketable securities hold in trust account	-	1,329	(1,329)	BB	-
Total other income (expense)	(24)	1,329	(1,329)		(24)
Net income (loss) before income tax provision	(2,340)	172	(1,729)		(3,897)
Income tax provision	-	-	-		-
Net income (loss)	(2,340)	172	(1,729)		(3,897)

			Assuming	Assuming	Assuming
	Graphjet	Energem	Minimum	50%	Maximum
	(Historical)	(Historical)	Redemption	Redemption	Redemption
Weighted average shares outstanding - Ordinary shares	2,500,100	-	-	-	-
Basic and diluted net loss per share - Ordinary shares	(0.94)	-	-	-	-
Weighted average shares outstanding - Class A and Class B ordinary share subject to redemption	-	-	145,380,007	144,771,541	144,163,075
Basic and diluted net income per share - Class A and Class B ordinary shares subject to redemption	-	-	(0.03)	(0.03)	(0.03)
Weighted average shares outstanding - Class A and Class B non-redeemable ordinary shares	-	3,403,075	-	-	-
Basic and diluted net income per share - Class A and Class B non-redeemable ordinary shares	-	0.08	-	-	-

AA	Transaction costs

BB	Elimination of interest earned in the trust

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 - Description of the Merger

On August 1, 2022, the Company, entered into a share purchase agreement (the “Share Purchase Agreement”) with Graphjet Technology Sdn. Bhd., a Malaysian private limited company, Swee Guan Hoo, in his capacity as the representative for the shareholders of Energem after the closing of the sale and purchase of the Graphjet Shares (the “Closing”) for Energem’s shareholders (the “Purchaser Representative”), the individuals listed on the signature page of the Share Purchase Agreement under the heading “Selling Shareholders” (each, a “Selling Shareholder” and together, the “Selling Shareholders”), and Lee Ping Wei solely in his capacity as representative for the Selling Shareholders (the “Shareholder Representative”).

Pursuant to the Share Purchase Agreement, subject to the terms and conditions therein, Energem will purchase 100% of the issued and outstanding shares of Graphjet for Graphjet Class A Ordinary Shares (the “Consideration Shares”) such that Graphjet will become a wholly-owned subsidiary of Energem (the “Business Combination”). The Share Purchase Agreement contains customary representations, warranties and covenants by the parties thereto and the Closing is subject to certain conditions as further described in the Share Purchase Agreement.

Note 2 - Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of SEC Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The historical financial information of Energem and Graphjet include transaction accounting adjustments to illustrate the estimated effect of the Business Combination and certain other adjustments to provide relevant information necessary for an understanding of the Combined Entity upon consummation of the transactions described herein.

The Business Combination between Energem and Graphjet under the minimum, 50% and maximum redemption scenarios is expected to be accounted for as a reverse recapitalization with Graphjet as the accounting acquirer.

The unaudited pro forma condensed combined financial information has been prepared using the Minimum Redemption, 50% Redemption and Maximum Redemption scenarios with respect to the potential redemption of Public Shares into cash. The public stockholder redemptions are expected to be within the parameters described by the three scenarios. However, there can be no assurance regarding which scenario will be closest to the actual results.

The unaudited pro forma condensed combined financial information does not reflect the income tax effects of the transaction accounting adjustments as any change in the deferred tax balance would be offset by an increase in the valuation allowance given the Companies’ incurred losses during the historical period presented.

Because Graphjet’s fiscal year end is September 30 and Energem’s fiscal year end is December 31, in order for the comparative information as of and for the year ended September 30, 2023 to be comparable, Energem’s information was adjusted and determined based on information as of and for the year ended September 30, 2023. For investors to easily reconcile the disclosures in the proforma, Energem’s proforma Statement of Operations for the year ended September 30, 2023 have been reconciled in tabular as below:

Energem financial information for the year ended September 30, 2023 was determined by taking the three months ended December 31, 2022 and adding the nine months ended September 30, 2023.

	Energem	Energem
	for the period from October 1, 2022 to	for the period from January 1, 2023 to	Energem for the 12 months ended
	December 31, 2022	September 30, 2023	September 30, 2023
Revenues	-	-	-
Cost of revenue	-	-	-
Gross profit	-	-	-

Operating costs and expenses:
General and administrative expenses	751	406	1,157
Total operating costs and expenses	751	406	1,157
Loss from operations	(751)	(406)	(1,157)

Other income (expense):
Other income (expense)	-	-	-
Interest earned on marketable securities hold in trust account	652	677	1,329
Total other income (expense)	652	677	1,329
Net income (loss) before income tax provision	(99)	271	172
Income tax provision	-	-	-
Net income (loss)	(99)	271	172

Note 3 - Transaction Accounting Adjustments to the Energem and Graphjet Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2023

The transaction accounting adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2023 are as follows:

(A)	Reflects the reclassification of $13.61 million of cash and cash equivalents held in the Trust Account at the balance sheet date after the further redemption of $7.47 million cash on August 10, 2023 that becomes available to fund expenses in connection with the Business Combination or future cash needs of the Company.

(B)	Reflects the payment of $4.0 million of deferred underwriters’ fees. The fees will be paid $2.0 million in cash. The balance of the deferred underwriting commission is to be paid in equity for a total of 202,500 Combined Entity Ordinary Shares at $10/share at the closing pursuant to the Satisfaction and Discharge of Indebtedness Agreement (the “Satisfaction Agreement”) effective as of December 21, 2023 (and attached hereto as Exhibit 10.29), by and between Energem, Graphjet and EF Hutton, on behalf of the underwriters. Pursuant to the Satisfaction Agreement, no later than 30 days from the Closing of the Business Combination, the Combined Entity shall register under the Securities Act all of 202,500 Ordinary Shares. If the aggregate VWAP value of the 202,500 Ordinary Shares that EF Hutton, as of the effectiveness date of that registration statement, is lower than $2,025,000 (the “Original Aggregate Share Value”), with the difference between the VWAP value on any given date and the Original Aggregate Share Value (the “Difference in Amount”), then the Combined Entity shall compensate EF Hutton either in cash or by issuing additional Ordinary Shares at a new value of Ordinary Shares (the “New Share Price”) in an amount equal to the Difference in Amount on the effectiveness date of the registration statement. If the Combined Entity decides to compensate EF Hutton for the Difference in Amount in issuing additional Ordinary Shares, then the New Share Price shall equal an amount that is the lowest of the VWAP for a period of five (5) trading days immediately prior to the effectiveness date of that registration statement, as discussed in greater detail elsewhere in this proxy statement/prospectus.

(C)	Reflects the reclassification of approximately $13.61 million of Class A ordinary shares subject to possible redemption to permanent equity.

(D)	Represents the issuance of 138 million shares of the post-combination company’s Class A ordinary share to Graphjet equity holders as consideration for the reverse recapitalization.

(E)	Reflects the conversion of Class B ordinary shares held by the initial shareholders to Class A ordinary shares.

(F)	Reflects the reclassification of Energem’s historical accumulated deficit

(G)	Reflects the 50% redemption of 0.61 million shares for $6.81 million based on available cash.

(H)	Reflect the redemption of 50% remaining 0.61 million shares for $6.81 million available cash.

(I)	Represents transaction costs totaling $0.4 million.

Total estimated	$3.9 million
Total incurred through 09.30.23	$3.5 million
Net	$0.4 million

(J) Issued and outstanding shares for each class of ordinary shares and preferred shares as of September 30, 2023 on a historical basis and on a pro forma basis are as follows:

	Historical		Proforma (Assuming No Redemption)				Proforma (Assuming 50% Redemption)				Proforma (Assuming Maximum Redemption)
	Issue and Outstanding		Issued		Outstanding		Issued		Outstanding		Issued		Outstanding
	Graphjet	Energem
Preferred Shares	-	-	-		-		-		-		-		-
Ordinary Shares
Energem Public Shareholders(1)	-	1,216,932	1,216,932		1,216,932		608,466		608,466		-		-
Existing Graphjet Shareholders	2,500,100	-	137,750,000	(2)	137,750,000	(2)	137,750,000	(2)	137,750,000	(2)	137,750,000	(2)	137,750,000	(2)
Energem Class A Ordinary Shares (Private Placement)(3)		528,075	528,075		528,075		528,075		528,075		528,075		528,075
Energem Class A Converted Ordinary Shares(4)	-	2,875,000	2,875,000		2,875,000		2,875,000		2,875,000		2,875,000		2,875,000
PIPE Investor Shares(6)		-	-		250,000		-		250,000		-		250,000
FA Shares(5)		-	-		2,760,000		-		2,760,000		-		2,760,000
Total Ordinary Shares (7)	2,500,100	4,620,007	142,370,007		145,380,007		141,761,541		144,771,541		141,153,075		144,163,075

(1)	Represents the shares held by Energem public shareholders after giving effect to the redemption of the Class A ordinary shares pursuant to the three scenarios.
(2)	Represents the issuance of 137.75 million shares of the post-combination company’s Class A ordinary shares to Graphjet equity holders as consideration for the reverse recapitalization.
(3)	Represents the private placement shares hold by Energem.
(4)	Represents the Class A ordinary shares held by the initial sponsors of Energem upon the one-for-one conversion of the founder shares into Class A ordinary shares immediately prior to the consummation of the Business Combination.
(5)	Represents the FA shares.
(6)	Represents the 250,000 PIPE Investment shares.
(7)	The share amounts reported in the table excludes public warrants, placement warrants, and any issuances other the equity incentive plan, which represents 11,500,000 warrants, 528,075 warrants, and 10% of total outstanding shares, respectively. As of the date of this proxy statement/prospectus, there have been no options granted under the equity incentive plan.

(K) Reflects the $2.5 million PIPE Investment.

Note 4 - Transaction Accounting Adjustments to the Energem and Graphjet Unaudited Pro Forma Condensed Combined Statement of Operations for the three months ended September 30, 2023

The transaction accounting adjustments included in the unaudited pro forma condensed combined statement of operations for the three months ended September 30, 2023:

(AA) Reflects the transaction costs. See Note 3 adjustment (I)

(BB) Reflects the elimination of interest earned in the trust

Note 5 - Loss Per Share

Net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination assuming the shares were outstanding since January 1, 2022. As the Business Combination are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire period presented. If the maximum number of shares are redeemed, this calculation is retroactively adjusted to eliminate such shares for the entire period. Our calculations include all possible dilutive shares in the historical and pro forma net loss per share.

The unaudited pro forma condensed combined financial information has been prepared assuming five alternative levels of redemption for the year ended September 30, 2023:

				33.33% of	50% of	66.67% of
	Graphjet	Energem	Minimum	Maximum	Maximum	Maximum	Maximum
	Historical	Historical	Redemption	Redemption	Redemption	Redemption	Redemption
September 30, 2023
Weighted average shares outstanding - Ordinary shares	2,500,100	-	-	-	-	-	-
Basic and diluted net income per share - Ordinary shares	(0.94)	-	-	-	-	-	-
Weighted average shares outstanding - Class A and Class B ordinary share subject to redemption	-	-	145,380,007	144,974,363	144,771,541	144,568,719	144,163,075
Basic and diluted net income per share - Class A and Class B ordinary shares subject to redemption	-	-	(0.03)	(0.03)	(0.03)	(0.03)	(0.03)
Weighted average shares outstanding - Class A and Class B non-redeemable ordinary shares	-	3,403,075	-	-	-	-	-
Basic and diluted net income per share - Class A and Class B non-redeemable ordinary shares		(0.04)	-	-	-	-	-